UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 6, 2022

Endo International plc

(Exact name of registrant as specified in its charter)

Ireland	001-36326	68-0683755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Floor, Minerva House, Simmonscourt Road Ballsbridge, Dublin 4, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 011-353-1-268-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value $0.0001 per share	ENDPQ (1)	(1)

(1) On August 26, 2022, Endo International plc’s ordinary shares, which previously traded on the Nasdaq Global Select Market under the symbol ENDP, began trading exclusively on the over-the-counter market under the symbol ENDPQ. On September 14, 2022, Nasdaq filed a Form 25-NSE with the United States Securities and Exchange Commission and Endo International plc’s ordinary shares were subsequently delisted from the Nasdaq Global Select Market.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On December 6, 2022, Endo International plc (together with its direct and indirect subsidiaries, “Endo” or the “Company”) announced that it will cease the production and sale of Endo Aesthetics’ QWO® (collagenase clostridium histolyticum-aaes) in light of market concerns about the extent and variability of bruising following initial treatment as well as the potential for prolonged skin discoloration.

This decision is expected to result in annualized pre-tax cash savings of approximately $50 million to $60 million and a reduction to Endo’s global workforce of approximately 90 full-time positions. In connection with ceasing production and sales of QWO®, Endo expects to incur total pre-tax restructuring charges of approximately $235 million to $250 million in the fourth quarter 2022. These estimated restructuring charges primarily consist of non-cash asset impairment charges of approximately $220 million to $230 million and $15 million to $20 million of cash costs related to employee separation costs and other charges. The Company believes that it is authorized to make this decision in the ordinary course; however, out of an abundance of caution, the Company will seek entry of an order from the United States Bankruptcy Court for the Southern District of New York approving this decision as a reasonable exercise of the Company’s business judgment.

Cleansing Materials

In connection with the decision, Endo delivered materials pursuant to confidentiality agreements (the “NDAs”) entered into by the Company (the “Cleansing Materials”). Pursuant to the NDAs, the Company has agreed to publicly disclose certain information, including the Cleansing Materials, upon the occurrence of certain events as set forth in the NDAs. A copy of the Cleansing Materials is furnished herewith as Exhibit 99.2 to this Current Report on Form 8-K. The Cleansing Materials are based solely on information available to the Company as of December 5, 2022.

The estimated savings, reductions, charges and costs noted above are subject to a number of assumptions. Actual results may differ materially as a result of various important factors, including the risks and uncertainties described under the heading “Cautionary Note Regarding Forward-Looking Statements” in the press release included as Exhibit 99.1 to this Current Report on Form 8-K, which are incorporated by reference herein.

Item 2.06.	Material Impairments.

The information required by this Item 2.06 is included under Item 2.05 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

Number	Description

99.1	Press Release

99.2	Cleansing Materials

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 6, 2022

ENDO INTERNATIONAL PLC

By:	/s/ Matthew J. Maletta
Name:	Matthew J. Maletta
Title:	Executive Vice President, Chief Legal Officer and Company Secretary